                                                           EXHIBIT 10.13(c)



                 SECOND AMENDMENT TO THE RANDALLS FOOD MARKETS, INC.
                           KEY EMPLOYEE STOCK PURCHASE PLAN

                                 W I T N E S S E T H:

    WHEREAS, Randalls Food Markets, Inc. (the "Employer") presently maintains the Randalls Food Markets, Inc. Key Employee Stock Purchase Plan (the "Plan"); and

    WHEREAS, the Employer, pursuant to Section 7.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

    NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

         Effective as of May 1, 1997, Section 4.5 is hereby amended in its entirety to read as follows:

        4.5 Voting Company Stock. Except as provided hereafter, the Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Committee shall direct. If the Committee shall fail or refuse to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee has the right to vote, the Trustee shall not exercise its power to vote such Company Stock.

        Notwithstanding the foregoing, if the Employer has a "registration-type class of securities," each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock which are entitled to vote and which are allocated to such Participant's (or Beneficiary's, if applicable) account are to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary, if applicable, shall be entitled to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant's (or Beneficiary's, if applicable) account are to be voted with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Committee may determine. For purposes of this Section 4.5, the term "registration-type class of securities" shall mean (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12. To the extent that Participants or Beneficiaries are, in accordance with the foregoing provisions, entitled to direct the Trustee as to the manner in which shares of Company Stock are to be voted, such voting rights shall be exercised in accordance with the following provisions of this Section 4.5.

               (a) As soon as practicable before each annual or special shareholders' meeting of the Employer, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential directions on how the shares allocated to such Participant's account (including fractional shares to 1/1000th of a share) are to be voted. The materials furnished to the Participants shall include a notice from the Trustee explaining that (i) allocated shares of Company Stock will be voted or not voted by the Trustee in accordance with directions of Participants; (ii) unallocated shares of Company Stock will be voted at the direction of the Committee; and (iii) in the event the Participant does not timely return the form, the allocated shares for which he is entitled to provide the Trustee with directions will be voted at the direction of the Committee. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to how to vote the shares. The Committee and the Trustee may also provide Participants with such other material concerning the matters to be voted as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Upon timely receipt of such voting directions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' directions), shall vote the shares in accordance with subsections (b) through (e) of this Section 4.5.

              (b) With respect to all corporate matters submitted to shareholders, the Trustee shall vote shares of Company Stock allocated to the account of any Participant (including fractional shares to 1/1000th of a share) in accordance with the directions of such Participant.

              (c) If voting directions for shares of Company Stock allocated to the account of any Participant are not timely received by the Trustee, such allocated and undirected shares shall be voted as the Committee shall direct.

              (d) The Trustee shall vote shares of Company Stock that are unallocated to the account of any Participant as the Committee shall direct.

              (e) For purposes of this Section 4.5, with respect to shares of Company Stock allocated to the account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee how to vote such shares as if such Beneficiary were the Participant. Such Beneficiary shall also be treated as the Participant for all other purposes of this Section 4.5.

    2. Effective as of May 1, 1997, Section 4.6 is hereby added to the Plan to read as follows:

         4.6  Tender or Exchange Offer for Company Stock.

              (a) In the event an offer shall be received by the Trustee (including a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 (the "1934 Act") or subject to Rule 13e-4 promulgated under the 1934 Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Company Stock held by the Trust, the Trustee shall advise each Participant who has shares of Company Stock credited to such Participant's account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may direct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's account. The materials furnished to Participants shall include a notice from the Trustee explaining that
         (i) allocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee in accordance with directions of Participants; (ii) unallocated shares of Company Stock subject to the offer will be tendered or exchanged or will not be tendered or exchanged by the Trustee as directed by the Committee; and (iii) in the event the Participant does not timely return the form, the allocated shares for which he is entitled to provide the Trustee with directions will either be tendered or exchanged or not tendered or exchanged as directed by the Committee. The materials shall also include such information as is reasonably determined by the Trustee to be necessary to Participants to reach a reasonably informed decision as to whether to tender or exchange, including such documents as are prepared by any person and provided to the shareholders of the Employer pursuant to the 1934 Act. The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate, provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such materials. The Employer and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.

              (b) The Trustee shall tender or not tender shares or exchange or not exchange shares of Company Stock allocated to the account of any Participant (including fractional shares to 1/1000th of a share) to the extent directed by the Participant.

              (c) If tender or exchange directions for shares of Company Stock allocated to the account of any Participant are not timely received by the Trustee, such allocated and undirected shares shall be tendered or exchanged or not tendered or exchanged at the direction of the Committee.

              (d) The Trustee shall tender or exchange or not tender or exchange the shares of Company Stock that are unallocated to the account of any Participant at the direction of the Committee.

              (e) In the event, under the terms of a tender offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall, in accordance with the applicable terms and conditions of subsections (a) through (d) above, and the responsibilities of the Trustee as set forth in such subsections, follow such directions which are timely received by the Trustee from the Participants, respecting the withdrawal of such shares from such offer.

              (f) In the event that an offer for fewer than all of the shares of Company Stock held by the Trustee shall be received by the Trustee, shares shall be tendered in accordance with subsections (a) through (e) of this Section 4.6, and shares sold, exchanged or transferred pursuant to such tender shall be on a pro-rata basis based on the total number of shares tendered by the Trustee.

              (g) In the event an offer shall be received by the Trustee and directions shall be solicited from Participants pursuant to subsections (a)-(f) of this Section 4.6 regarding such offer, and prior to the termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall treat the offer as a new offer for purposes of apprising Participants of their rights to direct the Trustee and shall use its best efforts under the circumstances to solicit directions from Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such directions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsections (a)-(f) of this Section 4.6. In the event a Participant who failed to direct the Trustee so directs in response to a subsequent offer, the shares with respect to which the Participant would have been entitled to direct the Trustee shall once again be subject to that consenting Participant's direction with respect to the new offer. In the event a Participant who directed the Trustee with respect to an earlier offer fails to direct the Trustee in response to a subsequent offer, the Participant shall be deemed to have refused to direct the Trustee and the allocated shares he would have been entitled to direct shall be subject to the direction of the Committee as provided in subsection (c) of this Section 4.6. With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

              (h) Neither a Participant's instructions to the Trustee to tender or exchange shares of Company Stock pursuant to this Section
         4.6 nor an actual tender or exchange of shares of Company Stock pursuant to this Section 4.6 shall be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares shall be credited to the account of the Participant whose shares were tendered. The Trustee shall invest such funds as permitted in accordance with the terms of the Plan and the Trust Agreement.

              (i) For purposes of this Section 4.6, with respect to shares of Company Stock allocated to the account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. Such Beneficiary shall also be treated as the Participant for all other purposes of this Section 4.6.

    IN WITNESS WHEREOF, the Employer has executed this Second Amendment to the Randalls Food Markets, Inc. Key Employee Stock Purchase Plan on this 19th day of May, 1997.


    RANDALLS FOOD MARKETS, INC.


    By:      /s/ Jan Schilmoeller
             --------------------
    Name:    Jan Schilmoeller
             ----------------
    Title:   Vice President, Risk Management
             -------------------------------